REGIONAL HOLDINGS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REVIEW REPORT

JUNE 30, 2023

Independent Auditor's Review Report

To the Shareholder

Regional Holdings Corporation and Subsidiaries

Flowood, Mississippi

Results of Review of Interim Financial Information

We have reviewed the accompanying financial statements of Regional Holdings Corporation and subsidiaries which comprise the consolidated balance sheet as of June 30, 2023, and the related consolidated statements of income, changes in shareholder’s equity and cash flows for the six months then ended, and the related notes to the consolidated financial statements (collectively referred to as the interim financial information).

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Regional Holdings Corporation and subsidiaries and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

/s/ BMSS, LLC

Ridgeland, Mississippi

December 28, 2023

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

ASSETS
June 30, 2023
CURRENT ASSETS:
Cash and cash equivalents	$70,219,266
Accounts receivable, net of allowances	49,506,363
Floorplan receivable	2,058,798
Investments	30,000
Prepaid expenses and other current assets	2,181,692
Inventory	163,449,403
Due from related party	3,699,324
Total current assets	291,144,846
PROPERTY AND EQUIPMENT,
net of accumulated depreciation	112,506,098
OTHER ASSETS:
Investments in affiliates	220,148
Notes receivable	7,643,328
Operating lease right-of-use assets	4,494,184
Software and intangible assets, net of accumulated amortization	19,697,358
Goodwill	125,233,376
Total other assets	157,288,394
Total assets	$560,939,338

LIABILITIES AND SHAREHOLDER'S EQUITY
June 30, 2023

CURRENT LIABILITIES:
Accounts payable	$10,194,306
Customer deposits	7,397,989
Sales tax payable	1,134,487
Commissions payable	2,361,356
Accrued warranty obligations	9,465,771
Accrued interest	1,822,987
Current maturities of long-term debt	4,545,182
Current portion of operating lease liabilities	731,418
Current portion of floorplan debt	56,870,323
Other current liabilities	8,900,165
Total current liabilities	103,423,984

The accompanying notes are an integral part of these statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - CONTINUED

(Unaudited)

NONCURRENT LIABILITIES:
Notes payable, net of current maturities	141,289,168
Floorplan loans, net of current portion	34,943,529
Operating lease liabilities, net of current portion	3,618,098
Other noncurrent liabilities	6,139,312
Total noncurrent liabilities	185,990,107
Total liabilities	289,414,091
SHAREHOLDER'S EQUITY
Controlling interest:
Class A voting common stock, no par; 10,000 shares authorized; 10,000 issued and outstanding on June 30, 2023	10,000
Additional paid-in capital	24,541,593
Retained earnings	245,624,420
Noncontrolling interest	1,349,234
Total equity	271,525,247
Total liabilities and shareholder's equity	$560,939,338

The accompanying notes are an integral part of these statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR SIX MONTHS ENDED JUNE 30, 2023

(Unaudited)

June 30, 2023
SALES:
Home sales	$248,931,261
Land sales	8,228,217
257,159,478
COST OF SALES:
Home sales	174,221,851
Land sales	7,190,003
181,411,854
GROSS PROFIT	75,747,624
RENTAL INCOME	4,768,501
OTHER OPERATING INCOME	420,629
TOTAL INCOME	80,936,754
OPERATING EXPENSES:
Selling, general, and administrative expenses	38,931,986
Captive insurance premiums	2,175,720
Charitable contributions	474,799
Depreciation and amortization	3,867,165
Total operating expenses	45,449,670
OPERATING INCOME	35,487,084
OTHER INCOME (EXPENSE):
Loss on sale of fixed assets	(242,120)
Gain on consolidation of affiliate	153,001,509
Interest expense	(6,860,084)
Interest expense - related party	(215,202)
Investment income	451,095
Total other income	146,135,198
CONSOLIDATED NET INCOME	$181,622,282
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	39,201
NET INCOME ATTRIBUTABLE TO CONTROLLING INTERESTS	$181,583,081

The accompanying notes are an integral part of these statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

FOR SIX MONTHS ENDED JUNE 30, 2023

(Unaudited)

	Class A
	Voting	Additional		Total
	Common	Paid-In	Retained	Controlling	Noncontrolling
	Stock	Capital	Earnings	Interest	Interests	Total
BALANCE, January 1, 2023	$10,000	$24,370,120	$65,590,347	$89,970,467	$525,641	$90,496,108

Cash contributed	-	171,473	-	171,473	820,000	991,473
Net income	-	-	181,583,081	181,583,081	39,201	181,622,282
Dividends and distributions	-	-	(1,549,008)	(1,549,008)	(35,608)	(1,584,616)
BALANCE, June 30, 2023	$10,000	$24,541,593	$245,624,420	$270,176,013	$1,349,234	$271,525,247

The accompanying notes are an integral part of these statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR SIX MONTHS ENDED JUNE 30, 2023

(Unaudited)

June 30, 2023
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS:
Cash flows from operating activities:
Net income	$181,622,282
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on consolidation of affiliate	(153,001,509)
Investment gains	(49,481)
Depreciation and amortization expense	3,867,165
Amortization of debt issuance costs	35,986
Loss on sale of fixed asset	242,120
Changes in operating assets and liabilities, net of effect of consolidation of affiliate:
(Increase) decrease in assets:
Accounts receivable	(35,254,616)
Prepaid expenses and other current assets	(412,092)
Inventory	43,911,702
Operating right-of-use asset, net	(26,727)
Increase (decrease) in liabilities:
Customer deposits	2,136,756
Accounts payable	4,025,032
Commissions payable	(1,815,468)
Accrued warranty obligations	512,361
Other accrued expenses	(173,844)
Other current liabilities	4,931,100
Other noncurrent liabilities	262,282
Net cash provided by operating activities	50,813,049
Cash flows from investing activities:
Purchases of property and equipment	(18,644,075)
Proceeds from sale of property and equipment	757,361
Proceeds from sale of investments	610,924
Cash acquired in consolidation of affiliate, net of cash paid	19,601,156
Net decrease in floorplan loans receivable	1,245,314
Additions to software	(134,500)
Due from affiliated entities, net	(3,495,302)
Net cash used in investing activities	(59,122)

The accompanying notes are an integral part of these statements.

REGIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

FOR SIX MONTHS ENDED JUNE 30, 2023

(Unaudited)

Cash flows from financing activities:
Principal payments received on notes receivable	79,781
Principal proceeds issued on notes receivable	(80,000)
Notes payable - payments	(20,930,251)
Notes payable - proceeds	30,419,689
Floorplan lines of credit - payments	(103,747,034)
Floorplan lines of credit - proceeds	80,763,383
Member distributions	(1,584,616)
Member contributions	991,473
Net cash used in financing activities	(14,087,575)

NET INCREASE IN CASH AND CASH EQUIVALENTS	36,666,352

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	33,552,914

CASH AND CASH EQUIVALENTS AT END OF YEAR	$70,219,266

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

Operating lease right-of-use assets and lease liabilities recognized during the six months ended June 30, 2023	$907,257

The accompanying notes are an integral part of these statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Regional Holdings Corporation (the Company) operations consist of retail, manufacturing, and leasing of manufactured homes, modular homes, and recreational vehicles primarily in the Southeastern United States. The Company also engages in commercial and recreational real estate investing. As of June 30, 2023, the Company operated 43 home centers in Mississippi (19), Louisiana (8), Alabama (7), Florida (3), South Carolina (3), North Carolina (2), and Texas (1) and a 900+ manufactured housing unit lease portfolio. The Company’s manufacturing division consists of 4 facilities in northwest Alabama.

Retail

The Company’s retail division operates primarily under the Regional Homes and Town & Country Homes brands (Regional Enterprises). In addition to the 43 home centers, it also conducts both governmental and commercial operations. The commercial division of Retail supplies homes to various manufactured home communities, with locations stretching from Kansas to Florida.

In support of the retail operations, the Company owns the commercial property on which several of its home centers operate and two commercial office buildings, including the Company’s headquarters located in Flowood, Mississippi. The Company also provides inventory floorplan financing to various independent dealers who purchase homes from the Company’s manufacturing division. The Company also performs last-mile delivery and setup for some of its home centers.

Manufacturing

The Company’s manufacturing division operates under the Hamilton Homebuilders and Winston Homebuilders brands and constructs factory-built manufactured and modular homes sold to the Company’s retail division, other independent home centers, and manufactured home communities. Hamilton Homebuilders produces a mid-range price point home while Winston Homebuilders produces a high-end product. The retail division of the Company accounted for 76% of production for the six months ended June 30, 2023.

Leasing

The Company’s leasing division is engaged in the purchasing, leasing, and management of individual and commercial manufactured home residential rental units in Mississippi, Alabama, Louisiana, Georgia, South Carolina, and Florida. The leasing division also includes commercial real estate in Mississippi.

Other Operations

The Company engages in recreational real estate investing. These investments are typically held for 0-2 years and are sold to both individual and commercial customers. The Company is also a one-third (1/3) owner in an entity which owns and operates an aircraft used by Company management. The aircraft entity is presented as an equity investment in the consolidated financial statements.

Basis of Accounting and Principles of Consolidation

The accompanying unaudited consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles accepted in the United States of America. The consolidated financial statements include the accounts of Regional Holdings Corporation and all majority-owned subsidiaries as of June 30, 2023. All significant intercompany transactions and balances have been eliminated in consolidation. These consolidated financial statements should be read in conjunction with the audited financial statements for the Company's audited consolidated financial statements and independent auditor's report as of and for the year ended December 31, 2022.

Cash and Cash Equivalents

The Company considers all checking accounts, undeposited cash and checks, and certificates of deposit with maturities of ninety days or less to be cash and cash equivalents. Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed Federally insured limits. The Company has never experienced any losses related to these balances.

Notes Receivable

The Company has notes receivable predominantly related to New Market Tax Credit (''NMTC'') (See Note 6) and retail. The note receivable related to NMTC is collateralized by a limited liability company membership interest and is stated at the principal amount. Management assesses the credit quality of the notes receivable based on indicators such as collection experience as well as collateralization in relation to the NMTC note receivable. There was no allowance on notes receivable recorded as of June 30, 2023.

Accounts Receivable

The Company’s receivables arise in the normal course of business and are accounted for under the reserve method whereby an allowance for doubtful accounts is utilized to reduce the receivables to the net realizable value. Effective January 1, 2023, the Company adopted Accounting Standard Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which replaced the existing incurred credit loss model with the current expected credit loss model ("CECL"). The adoption of ASU 2016-13 did not have a material impact on the Company's consolidated financial statements. The Company's allowance for credit losses reflects management's estimate of credit losses over the remaining expected life of the receivables and is based upon management’s review of outstanding receivables, historical collection information, and existing economic conditions. Receivables are charged to the allowance account when they are deemed to be uncollectible. As of June 30, 2023, the Company had allowance for doubtful accounts of $335,000. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings.

Floor Plan Loans Receivable

Generally, the majority of a mobile home dealership’s inventory is financed through a financing institution, such as is offered by the Company through one of its subsidiaries. That arrangement is often referred to as being floor planned and is covered by a written contract between the Company and the dealership that establishes the maximum that can be borrowed under the plan.

Floor plan loans are secured by the dealership’s inventory and normally will be settled within a year as the related inventory is sold. The floor plan loans bear interest at effective rates that vary depending on the terms of each dealership's respective loan agreement(s).

The Company provides an allowance for uncollectible loans that is maintained at a level that, in management’s opinion, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio on an individual loan basis, including the nature of the portfolio, changes in its risk profile, credit concentrations, historical trends and existing economic conditions, as well as the balance of impaired loans. As of June 30, 2023, all floor plan loans receivables not eliminated through divisional or company consolidation were issued to third party borrowers, and the Company had no non- accrual loans, no impaired loans, and no allowance for loan losses. No concessions have been granted on repayment terms.

Inventories

Inventories of new and used manufactured or modular housing and recreational vehicles are valued using the specific cost identification method, not to exceed market values. Inventories are stated at the lower of cost or net realizable value. Cost of inventories is computed by the first-in, first-out method.

Inventories consisted of the following as at June 30, 2023:

June 30, 2023
Raw materials	$12,431,373
Work in process	1,443,516
Finished goods	149,574,514
$163,449,403

At June 30, 2023 reserves for obsolete inventory were immaterial.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the various classes of property, ranging from 5 to 40 years. Expenditures for renovations and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

Intangible Assets

Intangible assets subject to amortization consist primarily of an internally developed enterprise resource planning system (ERP), customer relationships and trade names. Intangible assets are amortized using the straight-line method over the estimated period benefited, which is generally 5 years for ERP and 10 years for customer relationships and trade names.

Goodwill represents the excess of the purchase price of businesses acquired over the fair value of net tangible and identifiable intangible assets acquired. The Company evaluates the recoverability of goodwill by estimating the future cash flows of the business reporting units to which the intangible relates. This evaluation is made annually and whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Management of the Company has determined that no impairment losses exist as of June 30, 2023. At June 30, 2023, there are no accumulated impairment losses related to goodwill.

Impairment of Long-Lived Assets

It is the Company’s policy to evaluate the recoverability of long-lived assets, such as property, plant, and equipment, operating lease right-of-use assets and amortizable intangible assets whenever events and changes in circumstances indicate that the carrying amount of assets may not be recoverable. If impairment indicators exist, the Company performs the required impairment analysis by comparing the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated based upon a combination of market and cost approaches, as appropriate. No impairment losses were recorded in the six months ended June 30, 2023.

Long-lived assets expected to be sold or otherwise disposed of within one year are classified as assets held for sale and included in other current assets in the consolidated balance sheet. The Company had no assets classified as held for sale at June 30, 2023.

Investments in Affiliated Entities

The Company’s investments in affiliated entities are accounted for under the equity method if the Company has the ability to exert significant influence over the affiliate’s operating and financial policies (generally defined as an ownership interest greater than twenty percent but not more than fifty percent of the affiliate). The investments in affiliated entities accounted for under the equity method are recorded at cost and adjusted for the Company’s share of undistributed earnings and losses.

Revenue Recognition

The Company recognizes revenue for the transfer of goods or services to customers in an amount that reflects the consideration the Company has received for those goods or services. The Company’s Retail operation recognizes revenues when products are available for customer possession and substantially all proceeds related to the sale are received or upon satisfaction of all contractual obligations. The performance obligations related to these services are considered satisfied at the time the products are available for customer possession or upon the satisfaction of all contractual obligations. The Company's manufacturing division records revenue when the related product has shipped. Revenues from rentals are recorded as they accrue. Land sales are recorded at the time the title and risk of ownership pass.

Revenue is measured based on consideration specified in contracts with customers. The nature of the Company's business gives rise to variable considerations, which are discussed in the following paragraphs.

•
Rebates. The Company offers rebates to certain customers that are based on stocking levels with the customer. The Company records a liability for estimated rebates.
•
Floor plan interest. The Company has agreements with certain customers to reimburse the floor plan interest paid for a limited period of time and not to exceed a predetermined amount. The Company maintains a liability of estimated floor plan interest based on historical experience.

A single customer represented 19% of the Company’s net home sales and 87% of the Company's accounts receivable as of and for the six months ended June 30, 2023.

Customer Deposits

Customer deposits are down payments received from a customer for the purchase of a manufactured or modular home. Once the home is delivered to the customer’s site and the sale is finalized, the deposit is recognized as revenue.

Warranties

The manufacturing division provides a warranty for a period of one year from the date of retail sale that the product complies with agreed upon specifications. Estimated warranty costs are accrued as cost of sales at the time of sale. The Company maintains a liability of estimated warranty costs based on historical experience. Changes in accrued warranty obligations were as follows:

June 30, 2023
Balance at beginning of period	$8,953,000
Warranty expense	7,452,000
Cash warranty payments	(6,759,229)
Balance at end of period	$9,645,771

Debt Issuance Costs

The Company has incurred debt issuance costs totaling $774,255 related to debt outstanding as of June 30, 2023. These costs were capitalized and are expensed over the term of the related debt agreements. Accumulated amortization totaled $352,561 as at June 30, 2023. Amortization expense of the debt issuance cost totaled $35,986 for the six months ended June 30, 2023. Debt issuance costs are shown as a reduction of the carrying amount of the debt.

Income Taxes

The Company has elected to be taxed as a “small business corporation” under federal and state statutes and is therefore, not subject to federal and state income taxes and is considered a partnership for income tax purposes. The shareholder is liable for individual federal and state income taxes on his respective portions of the Company’s taxable income.

Management does not anticipate any adjustments from any tax authorities that would result in a material change to the Company’s financial position. The Company has not recognized a provision for any unrecognized tax benefits, or interest or penalties thereon, in the accompanying consolidated balance sheet.

Recently Issued Accounting Pronouncements Pending Adoption

There were no accounting standards recently issued that are expected to have a material impact on the

Company’s financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2023:

June 30, 2023
Land	$36,825,806
Buildings/Office units	94,806,713
Vehicles and equipment	2,018,379
133,650,898
Less accumulated depreciation	(21,144,800)
$112,506,098

Depreciation expense for the six months ended June 30, 2023, was $2,774,480.

NOTE 3 - INVESTMENTS IN AFFILIATED ENTITIES

As of December 31, 2022, the Company had a one-third ownership interest in Hamilton Homebuilders, LLC and Affiliates (“Hamilton”). Effective January 1, 2023, the Company gained control of Hamilton when the remaining two-thirds membership interests were redeemed via $10,000,000 cash payment and $20,000,000 promissory notes entered into between Hamilton and the selling members. Prior to the redemption, the Company’s investment in Hamilton was accounted for under the equity method. This transaction was accounted for as a business combination achieved without the transfer of consideration, and accordingly, the acquisition date fair value of the Company’s interest in Hamilton was substituted for the acquisition date fair value of consideration transferred to measure Goodwill. The enterprise value of Hamilton was determined to be $216.9 million based upon an independent appraisal resulting in a gain on consolidation of Hamilton of $153.0 million, which includes a gain of $58.4 million from the remeasurement of the Company’s one-third ownership interest to fair value as of January 1, 2023.

A preliminary summary of the fair value of the assets acquired and liabilities assumed in the transaction is shown below:

Cash	$29,922,151
Trade receivables	4,214,358
Inventory	22,457,127
Property, plant and equipment	27,336,318
Other assets	7,578,699
Accounts payable and accrued liabilities	(26,701,716)
Long-term debt	(36,012,105)
Intangibles	19,900,000
Goodwill	122,146,064
$170,840,895

Goodwill is primarily attributable to assembled workforce, expected synergies, and other intangibles that do not qualify for separate recognition. Intangible assets include $16.0 million in customer relationships and $3.9 million associated with trade names and were based on an independent appraisal related to the Company's subsequent events. The fair value of the customer relationships was determined using the multi-period excess earnings method and the fair value of the trade name was determined using the relief-from-royalty method. The Company estimates that each intangible asset has a weighted average useful life of ten years from the acquisition date.

The fair values of assets acquired and liabilities assumed are based on preliminary estimates using currently available information. The final fair values of the assets acquired and liabilities assumed and the resulting effect on the Company’s financial position and results of operations could materially differ from these preliminary estimates.

NOTE 4 - NOTE PAYABLE, CREDIT FACILITIES AND DEBT

The Company’s debt at June 30, 2023, consists of notes payable to banks and other financial institutions as follows:

June 30, 2023
Revolving lines of credit with interest due monthly; fixed, capped variable, and variable rates ranging from 4.75% to 9.65% at June 30, 2023, based on benchmark interest rate(s) plus or minus applicable spread(s); maturing from May 2024 to January 2027; secured by inventory.	$116,510,625
Revolving line of credit with interest rates of 5% at June 30, 2023 secured by real estate.	3,093,899
Notes payable with interest payments due quarterly at fixed rates ranging from 5.50% to 6.00%; matures December 31, 2024.	22,155,000
Notes payable with fixed and variable interest rates adjusted in 2026 based on benchmark interest rate(s) plus or minus applicable spread(s); Rates ranging from 2.99% to 5.00%; maturing from March 2026 to February 2036; secured by real estate.	10,731,319
Note payable with an interest rate of 6.5%: interest due monthly; principal matures in March 2026	8,610,000
Note payable with an interest rate of 8.5%: interest due monthly; principal matures in March 2026	1,230,000
Note payable to related party with interest rate of 6.00%; interest due monthly; principal matures December 2029.	8,459,741
Notes payable with fixed and capped variable interest rates ranging from 4.25% to 7.00% based on benchmark interest rate(s) plus applicable spread(s); maturing from June 2024 to June 2031; secured by real estate and manufactured homes leased to customers.	10,701,103
Note payable with an interest rate of 3.25% monthly payments of $23,136; matures January 2026; secured by real estate.	2,854,224
Notes payable with interest rates ranging from 3.70% to 6.00%; maturing from February 2024 to October 2033; secured by real estate.	18,122,297
Revolving line of credit with interest due monthly based on prime; maturing November 2024; secured by real estate.	3,197,554
Notes payable to Romeo Juliet, LLC, interest at 5.41546% on June 30, 2023, secured by real estate, assignment of rents, inventory, accounts receivable, and equipment, due December 31 2026 (Note A's); interest payments are due quarterly through maturity	5,313,750
Notes payable to Romeo Juliet, LLC, interest at 5.41546% on June 30, 2023, secured by real estate, assignment of rents, inventory, accounts receivable, and equipment, due September 30, 2039 (Note B's); interest payments are due quarterly through maturity	2,036,250
Note payable to a bank, interest at 3.85% and 6.75% on June 30, 2023, respectively, secured by a note receivable to the Company, due December 3 1, 2026 (Source Loan); principal and interest payments of $123,513 due quarterly through maturity	5,054,134
Promissory note with an interest rate of 3.84%; principal and all unpaid interest is due on January 27, 2028.	20,000,000
Unamortized debt issuance costs	(421,694)
Total long-term debt	237,648,202
Less current maturities	61,415,505
Amounts due in more than one year	$176,232,697

The Company's long-term debt obligations contain certain non-financial and financial covenants that include limiting distributions and requiring minimum levels of cash flow (as defined in the underlying debt agreements). The Company was in compliance with these covenants as of June 30, 2023. Cash outlays for interest amounted to $7,213,144 for the six months ended June 30, 2023.

Approximate maturities of long-term debt for the years subsequent to June 30, 2023, are as follows:

2024	$61,415,505
2025	56,562,125
2026	17,607,350
2027	47,760,106
2028	2,397,246
Thereafter	52,327,564
$238,069,896

On September 4, 2019, Hamilton entered into a New Market Tax Credit ("NMTC") financing transaction to pay off existing debt and partially fund capital improvements. As part of this transaction, Liberty NMTC, LCC (''Liberty'') was formed and entered into a source loan and security agreement with United Bank of Alabama. The proceeds of the source loan were used to fund Liberty's loan to the HHB Investment Fund LLC ("Investment"), an unrelated party. Investment's sole investor, Wells Fargo Community Investment Holdings Inc. ("WFC"), contributed capital to Investment. WFC's contribution which represents its purchase of the tax credits through Investment's subsidiary, Romeo Juliet, LLC ("RJ"). A summary of the proceeds received by RJ follows:

Liberty's note proceeds	$5,313,750
WFC capital contribution	2,486,250
Professional fees	(450,000)
$7,350,000

Hamilton entered into the following note agreements with RJ:

Note A	$5,313,750
Note B	2,036,250
$7,350,000

There is a put and call agreement between Hamilton and WFC. If WFC does not exercise their put option, Hamilton has the ability to call the ownership in the interest in the Investment for fair market value. It is anticipated that WFC will put their option and Hamilton will own the Investment at the end of the compliance period. However, if WFC does not put their interest, management plans to exercise its option to call. By acquiring the ownership interest, Hamilton will be in a position whereby it can forgive the NMTC notes payable, resulting in the elimination of $7,350,000 in outstanding debt at that point in time and recognize the benefits from the NMTC program. In turn, it is expected that Liberty would forgive the NMTC $5,313,750 note receivable described in Note 6.

NOTE 5 - INTANGIBLE ASSETS

The components of intangible assets are as follows:

	Customer Relationships & Other	Trade Names	Total
Gross carrying amount	$17,101,982	$3,900,000	$21,001,982
Accumulated amortization	(1,109,624)	(195,000)	$(1,304,624)
Amortizable Intangibles, net	$15,992,358	$3,705,000	$19,697,358
Weighted average remaining amortization period, in years			9.4

Amortization of intangible assets was $1,092,685 for the six months ended June 30, 2023. Amortization expense of intangible assets over the next five years is estimated to be:

2024	$2,129,200
2025	2,129,200
2026	2,129,200
2027	2,129,200
2028	2,129,200

NOTE 6 - NOTE RECEIVABLE

In September 2019, Hamilton made a note receivable to HBB Investment Fund, LLC (an unrelated party) linked to the Hamilton's financing obtained through the NMTC program described in Note 4. The note accrues interest at a rate of 6.9% per annum beginning September 4, 2019, through December 31, 2026 (Compliance period) at which point the entire principal balance is due. The balance on June 30, 2023 was $5,313,750.

The interest income on the note receivable was $193,624 for the six months ended June 30, 2023.

NOTE 7 - COMMITMENTS, CONTINGENCIES AND SIGNIFICANT ESTIMATES

The Company warrants its products for a period of one year from the date of retail sale by a dealer. These financial statements include estimated liabilities for the cost of such warranties. Although the estimates are based on management's best judgments, actual cash settlements of warranty claims will likely vary from estimated liabilities accrued.

The Company has pending legal claims incurred in the normal course of business. The Company also has pending legal claims regarding the purchase of the remaining two thirds of Hamilton. The claims, in the opinion of management, can be disposed of without material adverse effect on the financial position or results of operations of the Company.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company utilizes two captive insurers, Regional Underwriters, Inc. and JC Underwriters, Inc. to insure various aspects of the Company’s operations. A captive insurer is generally defined as an insurance company that is wholly owned and controlled by its insureds to insure the risk of its owners and insureds. The captive insurers and the Company have common owners. For the six months ended June 30, 2023, the Company paid and expensed insurance premiums totaling $2,175,720 to these related party captives for insurance against uninsured or underinsured properties.

NOTE 9- REPURCHASE AGREEMENTS

The Company has entered into repurchase agreements with lending institutions that provide financing to dealers that market the Company's products. Generally, the agreements provide for the repurchase of the manufactured homes from the lenders in the event of a repossession of a dealer's inventory upon default. The risk of loss from these agreements is significantly reduced by the potential resale value of any products that are subject to repurchase. At June 30, 2023, the total amount under repurchase to lending institutions under these repurchase agreements was $18,600,000. The Company has not recorded a loss reserve for repurchase agreements as of June 30, 2023.

NOTE 10 - SUBSEQUENT EVENTS

On August 25, 2023, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Skyline Champion Corporation ("Champion") wherein Champion would acquire all of the outstanding equity interests of the entities comprising the retail and manufacturing operations of the Company. The purchase price, as defined in the purchase agreement, was $428.0 million, plus cash acquired, less assumed indebtedness, plus an earnout provision and an aggregate number of shares of Skyline Champion stock equal to approximately $30.0 million.

The Company has evaluated subsequent events through December 28, 2023, the date the financial statements were approved by management and thereby available to be issued and except as discussed above has determined that there are no subsequent events of a material nature requiring adjustment to or disclosure in the accompanying consolidated financial statements.